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PROSPECTUS SUPPLEMENT

(To Prospectus dated                        , 2001)
Filed pursuant to Rule 424(b)(3) of the Rules and Regulations under the
Securities Act of 1933
Registration Statement No. 333-66082

DUANE READE INC.
COMMON STOCK

FORM S-4 DEVELOPMENTS

        On January 30, 2002 and February 22, 2002, we issued common stock registered under our registration statement on Form S-4 (File No. 333-66082) to Kings Boro Drugs as consideration paid for drugstore assets we acquired from them pursuant to an Asset Purchase Agreement, dated as of January 29, 2002, among Duane Reade Inc. and Kings Boro Drugs.

        On February 6, 2002, we issued common stock registered under our registration statement on Form S-4 (File No. 333-66082) to Clove Construction Inc. and Victory Island Partners LLC as consideration paid for drugstore assets we acquired from them pursuant to a Drug Store Agreement, dated as of February 1, 2002, among Duane Reade, Clove Construction Inc. and Victory Island Partners, LLC.

        On February 8, 2002, we issued common stock registered under our registration statement on Form S-4 (File No. 333-66082) to National Pharmacy as consideration paid for drugstore assets we acquired from them pursuant to an Asset Purchase Agreement, dated as of February 7, 2002, among Duane Reade Inc. and Natural Pharmacy.

        On March 4, 2002, we issued common stock registered under our registration statement on Form S-4 (File No. 333-66082) to VJC Apothecary as consideration paid for drugstore assets we acquired from them pursuant to an Asset Purchase Agreement, dated as of February 28, 2002, among Duane Reade Inc. and VJC Apothecary.

        On April 8, 2002, we issued common stock registered under our registration statement on Form S-4 (File No. 333-66082) to Healthmax Pharmacy as consideration paid for drugstore assets we acquired from them pursuant to an Asset Purchase Agreement, dated as of March 1, 2002, among Duane Reade Inc. and Healthmax Pharmacy.

        On May 24, 2002, we issued common stock registered under our registration statement on Form S-4 (File No. 333-66082) to Masta Pharmacy as consideration paid for drugstore assets we acquired from them pursuant to an Asset Purchase Agreement, dated as of May 23, 2002, among Duane Reade Inc. and Masta Pharmacy.

        June 12, 2002

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Prospectus Supplement
DUANE READE INC. COMMON STOCK
FORM S-4 DEVELOPMENTS